UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2015

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On February 25, 2015 we issued a press release reporting, among other things, our sales and operating results for the three and twelve month periods ended December 31, 2014. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02 as is fully set forth herein.
In accordance with general instruction B.2 to Form 8-K, the information included in this Item 2.02, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 7.01. Regulation FD Disclosure.
On February 25, 2015 we issued a press release announcing our entry into an agreement to acquire Branch Medical Group, Inc. (“BMG”), a copy of which is attached as Exhibit 99.2 hereto.
As previously disclosed in our definitive proxy statement, BMG has been one of our third-party suppliers since 2005. As of February 24, 2015, David C. Paul's wife, David D. Davidar's wife, and David M. Demski collectively owned approximately 49% of the outstanding stock of BMG. In addition, since February 2010, Mr. Paul's wife and Mr. Davidar's wife have served and continue to serve as directors of BMG. We purchase products and services from BMG from time to time pursuant to a standard Supplier Quality Agreement entered into on an arm's-length basis in September 2010. During 2014, we purchased $21.9 million of products and services from BMG.
In accordance with general instruction B.2 to Form 8-K, the information included in this Item 7.01, and the exhibits attached hereto, shall be deemed to be “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 25, 2014
99.2	Press Release dated February 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	February 25, 2015	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Senior Vice President of Business Development,
General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release dated February 25, 2014
99.2	Press Release dated February 25, 2014